Exhibit 3.1

THE CAYMAN ISLANDS

THE COMPANIES LAW

(AS AMENDED)

Fifth Amended and Restated Memorandum of Association

of

9F Inc.

adopted by special resolution on September 20, 2018

THE CAYMAN ISLANDS

THE COMPANIES LAW (AS AMENDED)

FIFTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

9F Inc.

(the “Company”)

Adopted by special resolution on September 20, 2018

1.                                      Name

The name of the Company is “9F Inc.”.

2.                                      Registered Office

The registered office of the Company shall be situated at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands or such other place in the Cayman Islands as the Directors may, from time to time decide, being the registered office of the Company.

3.                                      General Objects and Powers

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by Section 7(4) of The Companies Law (As Amended) or as the same may be amended from time to time, or any other law of the Cayman Islands.

4.                                      Limitations on the Company’s Business

4.1                               For the purposes of the Companies Law (As Amended) the Company has no power to:

(a)                                 carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2018 Revision); or

(b)                                 carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf tinder the provisions of the Insurance Law (2018 Revision): or

(c)                                  carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2003 Revision).

4.2                               The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

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5.                                      Company Limited by Shares

The Company is a company limited by shares. The liability of each member is limited to the amount, if any, unpaid on the shares held by such member.

6.                                      Authorised Shares

The capital of the Company is US$50,000.00 divided into 500,000,000 shares of par value of US$0.0001 each, consisting of 499,755,668 Ordinary Shares of par value of US$0.0001 each, 119,506 Series A Preferred Shares of a par value of US$0.0001 each, 28,303 Series B Preferred Shares of a par value of US$0.0001 each, 50,518 Series C Preferred Shares of a par value of US$0.0001 each, 35,180 Series D Preferred Shares of a par value of US$0.0001 each, and 10,825 Series E Preferred Shares of a par value of US$0.0001 each. Subject to the provisions of the Companies Law (As Amended) and the Articles of Association of the Company, the Company shall have power to redeem or purchase any of its shares and to increase, reduce, sub-divide or consolidate the share capital and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7.                                      Continuation

Subject to the provisions of the Companies Law (As Amended) and the Articles of Association of the Company, the Company may exercise the power contained in Section 206 of The Companies Law (As Amended) to deregister in the Cayman Islands and be registered by way of continuation under the laws of any jurisdiction outside the Cayman Islands.

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THE CAYMAN ISLANDS

THE COMPANIES LAW

(AS AMENDED)

Fifth Amended and Restated Articles of Association

of

9F Inc.

adopted by special resolution on September 20, 2018

THE CAYMAN ISLANDS

THE COMPANIES LAW (AS AMENDED)

Fifth AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

9F Inc.

(the “Company”)

Adopted by special resolution on September 20, 2018

1.                                      Table A

The Table ‘A’ in the First Schedule of The Companies Law (As Amended) shall not apply to this Company and the following shall constitute the Articles of Association of the Company.

2.                                      Definitions and Interpretation

2.1                               References in these Articles of Association (“Articles”) to the “Companies Law” shall mean The Companies Law (As Amended) of the Cayman Islands and any statutory amendments or re-enactment thereof. In these Articles, save where the content otherwise requires:

“Additional Number” has the meaning set forth in Section 40.2(b) of Schedule A.

“Additional Remaining Shares” has the meaning set forth in Section 41.3(b)(i) of Schedule A.

“Affiliate” means, (i) with respect to a Person that is a natural person, such Person’s relatives, and (ii) with respect to a Person that is not a natural person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “relative” of a Person means such Person’s spouse, parent, grandparent, child, grandchild, sibling or the spouse of such Person’s child, grandchild or sibling.

“Automatic Conversion” has the meaning set forth in Article 15.1(c).

“Board” or “Board of Directors” means the board of directors of the Company.

“Brilliant Code” means Brilliant Code Investment Limited, a business company incorporated under the Laws of the British Virgin Islands.

“Business” means internet financing services as currently conducted or reasonably proposed to be conducted by the Group Companies.

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in New York, Hong Kong, the PRC, or the Cayman Islands are generally open for business.

“Chairman” means the chairman of the Board.

“Company Purchase Right Period” has the meaning set forth in Section 41.3(a)(i) of Schedule A.

“Company Right of First Refusal” has the meaning set forth in Section 41.3(a)(i) of Schedule A.

“Contracts” means legally binding contracts, agreements, engagements, purchase orders, commitments, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses or any other contractual arrangements or obligations, which are currently subsisting and not terminated or completed (with each of such Contracts being referred to as a “Contract”).

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlling Shareholder” means Nine Fortune Limited, a company incorporated under the Laws of the British Virgin Islands.

“Conversion Price” means with respect to Series A Preferred Shares, Series A Conversion Price, with respect to Series B Preferred Shares, Series B Conversion Price, with respect to Series C Preferred Shares, Series C Conversion Price, with respect to Series D Preferred Shares, Series D Conversion Price, and with respect to Series E Preferred Shares, Series E Conversion Price.

“Co-Sale Participant” has the meaning set forth in Section 41.3(c)(i) of Schedule A.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof, and “Director” means any one of the Directors.

“Domestic Company I” means Jiufu Jinke Holding Group Co., Ltd. (玖富金科控股集团有限责任公司), a company incorporated under the Laws of the PRC.

“Domestic Company II” means Beijing Puhui Lianyin Infotech Co., Ltd. (北京普惠联银信息技术有限公司), a company incorporated under the Laws of the PRC.

“Domestic Companies” means, collectively, Domestic Company I and Domestic Company II, and “Domestic Company” means any of them.

“Drag-Along Notice” has the meaning set forth in Section 42.3 of Schedule A.

“Drag-Along Sale” has the meaning set forth in Section 42.1(a) of Schedule A.

“Drag-Along Sale Date” has the meaning set forth in Section 42.3 of Schedule A.

“Drag-Along Shareholders” has the meaning set forth in Section 42.1(a) of Schedule A.

“Dragged Shareholders” has the meaning set forth in Section 42.1(b) of Schedule A.

“Famous Voyage” means Famous Voyage Group Limited, a business company incorporated under the Laws of the British Virgin Islands.

“Founder” has the meaning set forth in Shareholders Agreement.

“Equity Securities” means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“First Participation Notice” has the meaning set forth in Section 40.2(a) of Schedule A.

“Group Companies” means the Company and its Subsidiaries, including without limitation the HK Subsidiary, the WFOEs, and the Domestic Companies.

“HK Subsidiary” means JiuFu Financial Information Service Limited, a company incorporated under the Laws of Hong Kong.

“Information Rights” has the meaning set forth in Article 30.4.

“Inspection Rights” has the meaning set forth in Article 30.3.

“Investor Director” and “Investor Directors” has the meaning set forth in Article22.4(d) 22.4(c).

“Ivan Holdco” means Treasure Knight Investments Limited, a business company incorporated under the Laws of the British Virgin Islands.

“Jacky Holdco” means Sinomap Investments Limited, a business company incorporated under the Laws of the British Virgin Islands.

“Liquidation Event” means (a) any liquidation, winding up or dissolution of the Company or a Material Subsidiary; (b) a sale, lease, transfer or other disposition, in a single transaction or series of related transaction, of all or substantially all of the assets of the Group Companies or a Material Subsidiary, (c) a transfer or an exclusive licensing, in a single transaction or series of related transactions, of all or substantially all of the intellectual property of the Group Companies, (d) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a Material Subsidiary or a majority of the voting power of the Company or a Material Subsidiary; or (e) a merger, consolidation, amalgamation or acquisition of the Company or a Material Subsidiary by a third party, or any other corporate reorganization or scheme of arrangement or other business combination of the Company or a Material Subsidiary with or into any other business entity in which the shareholders of the Company or such Material Subsidiary immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (f) the termination of, or making any material amendments to, any of the Control Documents without the written consent of the Board pursuant to the Articles and the Shareholders Agreement. For the avoidance of doubt, a Trade Sale shall be deemed a Liquidation Event hereunder.

“Material Subsidiary” shall mean a Subsidiary (i) whose total assets account for at least 50% of the consolidated assets of the Group Companies as of the balance sheet date (“Determination Date”) set forth in the latest annual or quarterly financial statements, audited or unaudited, delivered to the holders of the Preferred Shares pursuant to the Information Right of the holders of the Preferred Shares; or (ii) whose total net income in the latest two completed fiscal years and for the period starting the first day of the current fiscal year and ending the Determination Date represents at least 50% of the consolidated net income of the Group Companies of the same periods.

“Members” means those persons whose names are entered in the register of members of the Company as the holders of shares and includes each subscriber of the Memorandum pending the issue to him of the subscriber share or shares, and “Member” means any one of them.

“Memorandum” or “Memorandum of Association” means the Memorandum of Association of the Company, as amended and restated from time to time by Special Resolutions.

“New Securities” shall mean any Equity Securities of the Company, including but not limited to the Preferred Shares, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)                                 (i) any of the options, warrants or other securities arrangements to purchase any Ordinary Shares issued from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s employee share option plan having been approved pursuant to the Shareholders Agreement, the Memorandum and these Articles (“ESOP”); and (ii) any Ordinary Shares issuable upon exercise or conversion of the forgoing options, warrants or other securities arrangements;

(b)                                 any Preferred Shares issued under the Series A Share Subscription Agreement, the Series B Share Subscription Agreement, the Series C Share Subscription Agreement, the Series D Share Subscription Agreements, the Series E Share Subscription Agreement and any Ordinary Shares issuable upon such Preferred Shares;

(c)                                  any securities issued in connection with any share reclassification, share dividend or any subdivision of Ordinary Shares or other similar event in which all the Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                 any securities issued as a dividend or distribution on the Preferred Shares; and

(e)                                  any securities issued pursuant to a Qualified IPO as approved by the Board and the Shareholders pursuant to the Shareholders Agreement, the Memorandum and these Articles.

“Novel Lead” means Novel Lead Limited, a company incorporated under the Laws of the British Virgin Islands.

“Novel Lead Director” has the meaning set forth in Article 22.4(a).

“Observer” has the meaning set forth in Article 28.14.

“Offered Shares” has the meaning set forth in Section 41.2 of Schedule A.

“Optional Conversion” has the meaning set forth in Article 15.1(b).

“Ordinary Resolution” means a resolution:

(a)                                 passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)                                 approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

“Ordinary Shares” means the ordinary shares of the Company each with a par value of US$0.0001 per share.

“paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up.

“Participation Rights Holder” has the meaning set forth in Section 40.1 of Schedule A.

“Person” or “person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“Plentiful Bright” means Plentiful Bright International Limited, a business company incorporated under the Laws of the British Virgin Islands International Limited.

“PRC” means the People’s Republic of China and for purposes of these Articles, excludes Hong Kong, Macau Special Administrative Region and Taiwan.

“Preferred Share Issue Price” means with respect to the Series A Preferred Shares, the Series A Issue Price, with respect to the Series B Preferred Shares, the Series B Issue Price, with respect to the Series C Preferred Shares, the Series C Issue Price, with respect to the Series D Preferred Shares, the Series D Issue Price, and with respect to the Series E Preferred Shares, the Series E Issue Price.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares.

“Preferred Shareholders” means holders of the Preferred Shares.

“Purchase and Co-Sale Notice” has the meaning set forth in Section 41.3(b)(i) of Schedule A.

“Purchasing Holder” has the meaning set forth in Section 41.3(b)(i) of Schedule A.

“Purchase Period” has the meaning set forth in Section 41.3(b)(i) of Schedule A.

“Qualified IPO” means a firm commitment underwritten registered initial public offering by the Company of its Ordinary Shares (or securities of the Company representing the Ordinary Shares), representing no less than 10% of the Company’s share capital on a fully-diluted basis, on New York Stock Exchange, NASDAQ, Hong Kong Stock Exchange or other internationally recognized stock exchange, as approved by the Shareholders in accordance with the Shareholders Agreement, the Memorandum and these Articles, pursuant to a registration statement that is filed with and declared effective in accordance with the securities laws of relevant jurisdiction at a public offering price per share (prior to customary underwriters’ commissions and expenses) that is no less than the higher of (i) the product of 1.2 and the Series A Issue Price, and (ii) an amount that represents the Series A Issue Price plus 20% of compound internal rate per annum on the Series A Issue Price for the period from the Series A Issuance Date to the closing date of such offering.

“Redemption Initiating Holders” means, collectively, the Series A Redemption Initiating Holder, the Series B Redemption Initiating Holder, the Series C Redemption Initiating Holder, the Series D Redemption Initiating Holder and the Series E Redemption Initiating Holder, and each a “Redemption Initiating Holder”.

“Redemption Notices” means, collectively, the Series A Redemption Notice, the Series B Redemption Notice, the Series C Redemption Notice, the Series D Redemption Notice and the Series E Redemption Notice, and each a “Redemption Notice”.

“Redemption Closing” has the meaning set forth in Article 8.4(c).

“Redemption Initiating Holder” has the meaning set forth in Article 8.4(a).

“Redemption Notice” has the meaning set forth in Article 8.4(a).

“Register of Members” means the register to be kept by the Company in accordance with Section 40 of the Companies Law.

“Remaining Shares” has the meaning set forth in Section 41.3(a)(ii) of Schedule A.

“Residual Shares” has the meaning set forth in Section 41.3(c)(i) of Schedule A.

“Right Participants” has the meaning set forth in Section 40.2(b) of Schedule A.

“Right of Participation” has the meaning set forth in Section 40.1 of Schedule A.

“SBI” means SBI Hong Kong Holdings Co., Limited, a business company incorporated under the Laws of Hong Kong.

“Seal” means the Common Seal of the Company (if any) including any facsimile thereof.

“Second Participation Notice” has the meaning set forth in Section 40.2(b) of Schedule A.

“Second Participation Period” has the meaning set forth in Section 40.2(b) of Schedule A.

“Secondary Transfer Notice” has the meaning set forth in Section 41.3(a)(ii) of Schedule A.

“Selling Shareholder” has the meaning set forth in Section 41.2 of Schedule A.

“Series A Conversion Price” has the meaning set forth in Article 15.1(a).

“Series A Director” has the meaning set forth in Article22.4(d) 22.4(c).

“Series A Issuance Date” means the date that the first Series A Preferred Share is issued.

“Series A Issue Price” means US$292.87 per Series A Preferred Share, being the weighted average price per share of the Series A Preferred Shares purchased under the Series A Share Subscription Agreement.

“Series A Preference Amount” has the meaning set forth in Article 36.3(d).

“Series A Preferred Shares” means the Series A preferred shares of the Company each with a par value of US$0.0001 per share.

“Series A Redemption Initiating Holder” has the meaning set forth in Article 8.4(a).

“Series A Redemption Notice” has the meaning set forth in Article 8.4(a).

“Series A Share Subscription Agreement” means a share subscription agreement dated as of March 25, 2015 by and among certain Group Companies, the Controlling Shareholder, Brilliant Code, Ivan Holdco and Jacky Holdco.

“Series B Conversion Price” has the meaning set forth in Article 15.1(a).

“Series B Issue Price” means US$1,059.9583 per Series B Preferred Share, being the weighted average price per share of the Series B Preferred Shares purchased under the Series B Share Subscription Agreement.

“Series B Preference Amount” has the meaning set forth in Article 36.3(c).

“Series B Preferred Shares” means the Series B preferred shares of the Company each with a par value of US$0.0001 per share.

“Series B Purchaser” means Cinda 9F Investment LP, an exempted limited partnership formed under the Laws of the Cayman Islands.

“Series B Redemption Initiating Holder” has the meaning set forth in Article 8.4(a).

“Series B Redemption Notice” has the meaning set forth in Article 8.4(a).

“Series B Share Subscription Agreement” means a share subscription agreement dated as of July 5, 2017 by and among certain Group Companies, the Controlling Shareholder and the Series B Purchaser, as may be amended and supplemented from time to time.

“Series C Conversion Price” has the meaning set forth in Article 15.1(a).

“Series C Director” has the meaning set forth in Article 22.4(b).

“Series C Issue Price” means US$1,059.9583 per Series C Preferred Share, being the weighted average price per share of the Series C Preferred Shares purchased under the Series C Share Subscription Agreement.

“Series C Preference Amount” has the meaning set forth in Article 36.3(b).

“Series C Preferred Shares” means the Series C preferred shares of the Company each with a par value of US$0.0001 per share.

“Series C Purchaser” means JAS Investment Group Limited, a company formed under the Laws of the British Virgin Islands.

“Series C Redemption Initiating Holder” has the meaning set forth in Article 8.4(a).

“Series C Redemption Notice” has the meaning set forth in Article 8.4(a).

“Series C Share Subscription Agreement” means a share subscription agreement dated as of November 7, 2017 by and among certain Group Companies, the Controlling Shareholder and the Series C Purchaser, as may be amended and supplemented from time to time.

“Series D Conversion Price” has the meaning set forth in Article 15.1(a).

“Series D Director” has the meaning set forth in Article 22.4(a).

“Series D Issue Price” means US$1,847.628 per Series D Preferred Share, being the weighted average price per share of the Series D Preferred Shares purchased under the Series D Share Subscription Agreements.

“Series D Preference Amount” has the meaning set forth in Article 36.3(a).

“Series D Preferred Shares” means the Series D preferred shares of the Company each with a par value of US$0.0001 per share.

“Series D Purchasers” means Famous Voyage and Plentiful Bright, and “Series D Purchaser” means any of them.

“Series D Redemption Initiating Holder” has the meaning set forth in Article 8.4(a).

“Series D Redemption Notice” has the meaning set forth in Article 8.4(a).

“Series D Share Subscription Agreement I” means a share subscription agreement dated as of January 26, 2018 by and among the Company and Famous Voyage, as may be amended and supplemented from time to time.

“Series D Share Subscription Agreement II” means a share subscription agreement dated as of January 26, 2018 by and among the Company and Plentiful Bright, as may be amended and supplemented from time to time.

“Series D Share Subscription Agreements” means the Series D Share Subscription Agreement I and the Series D Share Subscription Agreement II.

“Series E Conversion Price” has the meaning set forth in Article 15.1(a).

“Series E Issuance Date” means the date that the first Series E Preferred Share is issued.

“Series E Issue Price” means US$1,847.628 per Series E Preferred Share.

“Series E Preference Amount” has the meaning set forth in Article 36.3(a).

“Series E Preferred Shares” means the Series E preferred shares of the Company each with a par value of US$0.0001 per share.

“Series E Purchasers” means SBI.

“Series E Redemption Initiating Holder” has the meaning set forth in Article 8.4(a).

“Series E Redemption Notice” has the meaning set forth in Article 8.4(a).

“Series E Share Subscription Agreement” means a share subscription agreement dated as of September 14, 2018 by and between the Company and SBI, as may be amended and supplemented from time to time.

“Shares” or “shares” means shares in the capital of the Company, and includes the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares.

“Shareholders” means holders of the Shares.

“Shareholders Agreement” means a fourth amended and restated shareholders agreement dated as of September 20, 2018 by and among the Company, the HK Subsidiary, the WFOEs, Domestic Companies, the Shareholders of the Company and Mr. Lei Sun.

“Shareholder Family” has the meaning set forth in Section 41.5 of Schedule A.

“Special Resolution” means subject to Articles 19.10 and 19.11 of these Articles, a resolution passed in accordance with Section 60 of the Companies Law, being a resolution:

(a)                                 passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled, or

(b)                                 approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than 50% of the issued and outstanding share capital, voting interests or registered capital. For the avoidance of doubt, the Subsidiaries of the Company shall include the HK Subsidiary, the WFOEs and the Domestic Companies.

“Trade Sale” shall mean (a) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies or a Material Subsidiary, (b) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies, (c) a sale, transfer or other disposition of a majority of the issued and outstanding share capital or a majority of the voting power of the Company or a Material Subsidiary; or (d) a merger, consolidation or other business combination of the Company or a Material Subsidiary with or into any other business entity in which the shareholders of the Company or such Material Subsidiary immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

“Transfer” has the meaning set forth in Section 41.1 of Schedule A.

“Transfer Notice” has the meaning set forth in Section 41.2 of Schedule A.

“US GAAP” means the United States generally accepted accounting principles and practices as in effect from time to time.

“WFOE I” means Beijing Jiufu Lianyin Technology Co., Ltd. (北京玖富联银科技有限公司), a company established under the Laws of the PRC.

“WFOE II” means Shanghai Jiufu Network Technology Co., Ltd. (上海玖富网络科技有限公司), a company established under the Laws of the PRC.

“WFOEs” means, collectively, WFOE I and WFOE II and “WFOE” means either of them.

2.2                               In these Articles, words and expressions defined in the Companies Law shall have the same meaning and, unless otherwise required by the context, (a) the singular shall include the plural and vice versa; (b) the masculine shall include the feminine and the neuter and references to persons shall include companies and all legal entities capable of having a legal existence; (c) “may” shall be construed as permissive and “shall” shall be construed as imperative; (d) a reference to a dollar or dollars (or 5) is a reference to dollars of the United States of America; and (e) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

3.                                      Share Certificates

3.1                               Every person whose name is entered as a Member in the Register of Members, shall without payment, be entitled to a share certificate signed by a Director of the Company specifying the share or shares held and the amount paid up thereof, provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one share certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

3.2                               If a share certificate is worn out, lost or defaced, it may be renewed on production of the worn out or defaced certificate, or on satisfactory proof of its loss together with such indemnity as the Directors may reasonably require.

4.                                      Issue of Shares

4.1                               Subject to the provisions of these Articles (including without limitation, Articles 19.10 and 19.11 and Schedule A), the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, and upon such terms and conditions as the Directors may determine.

4.2                               The Company may in so far as may be permitted by Companies Law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

5.                                      Variation of Rights Attaching to Shares

5.1                               Subject to the provisions of these Articles (including without limitation, Articles 19.10 and 19.11), if at any time the share capital of the Company is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

5.2                               The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company.

5.3                               The Company shall not issue shares to bearer form.

6.                                      Transfer of Shares

6.1                               Subject to the provisions of these Articles (including without limitation, Schedule A), any Member may transfer all or any of his shares by an instrument in writing in any usual or common form or any other form which the Directors may approve or on behalf of the transferor and if in respect of a nil or partly paid up share or if so required by the Directors shall also be executed on behalf of the transferee and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

6.2                               All instruments of transfer which shall be registered shall be retained by the Company.

6.3                               The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

7.                                      Transmission of Shares

7.1                               In case of the death of a Member, the survivor or survivors, or the legal personal representatives of the deceased survivor, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to the shares.

7.2                               Any person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or dissolution of a Member shall, upon such evidence being produced as may from time to time be properly required by the Directors, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

7.3                               A person becoming entitled to a share by reason of the death, bankruptcy, liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

8.                                      Redemption and Purchase of Own Shares

8.1                               Subject to the provisions of the Companies Law and these Articles (including without limitation, Articles 19.10 and 19.11), the Company may:

(a)                                 issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company on such terms and in such manner as the Directors may determine before the issue of such shares:

(b)                                 purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

(c)                                  make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Law, including out of capital.

8.2                               The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

8.3                               The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

8.4                               Notwithstanding anything to the contrary, the Preferred Shares shall be redeemable as follows:

(a)                                 (i)             Beginning on or after the date that is three (3) years after the date of the issuance of the Series A Preferred Shares, at any time and from time to time prior to a Qualified IPO, any holder of the then-outstanding Series A Preferred Shares (the “Series A Redemption Initiating Holder”) may require that the Company to redeem its Series A Preferred Shares in accordance with the following terms. Following receipt of the request for redemption from any such holder, the Company shall within ten (10) Business Days give written notice (the “Series A Redemption Notice”) to each other holder of record of any Series A Preferred Share, at the address last shown on the records of the Company for such holder. Such notice shall indicate that certain holder of Series A Preferred Shares has elected redemption of its Series A Preferred Shares pursuant to the provisions of this Article, shall specify the redemption date determined in accordance with Article 8.4(c) below, and shall direct the holders of Series A Preferred Shares to submit a written statement as to the number of shares they wish to have redeemed accompanied by their share certificates to the Company on or before the scheduled redemption date.

(ii)                                  Upon occurrence of any of the following events: (i) beginning on or after the date that is three (3) years after the date of the issuance of the Series B Preferred Shares, at any time and from time to time prior to a Qualified IPO, (ii) any wilful misconduct by the Founder or the Company resulting in the Company’s violation of applicable laws and regulations in any material respect and the Company fails to cure such violation within fifteen (15) days upon the receipt of notice from the holders of a majority of the outstanding Series B Preferred Shares, (iii) the employment relationship between the Founder and the relevant member of any Group Company is terminated by the relevant Group Company or Founder resigning from any position in the Group Companies, or (iv) any shareholder of the Company serving any redemption notice to the Company to require the Company to redeem its shares pursuant to this Article 8.4, any holder of the then-outstanding Series B Preferred Shares (the “Series B Redemption Initiating Holder”) may require that the Company to redeem all or any of its Series B Preferred Shares in accordance with the following terms. Following receipt of the request for redemption from any such holder, the Company shall within ten (10) Business Days give written notice (the “Series B Redemption Notice”) to each other holder of record of any Series B Preferred Share, at the address last shown on the records of the Company for such holder. Such notice shall indicate that certain holder of Series B Preferred Shares has elected redemption of its Series B Preferred Shares pursuant to the provisions of this Article, shall specify the redemption date determined in accordance with Article 8.4(c) below, and shall direct the holders of Series B Preferred Shares to submit a written statement as to the number of shares they wish to have redeemed accompanied by their share certificates to the Company on or before the scheduled redemption date.

(iii)                               Beginning on or after the date that is three (3) years after the date of the issuance of the Series C Preferred Shares, at any time and from time to time prior to a Qualified IPO, or within 30 days after the Company confirms that the 2017 Actual Profit (as defined in the Series C Share Subscription Agreement) is less than 80% of 2017 Target Profit (as defined in the Series C Share Subscription Agreement), any holder of the then-outstanding Series C Preferred Shares (the “Series C Redemption Initiating Holder”) may require that the Company to redeem its Series C Preferred Shares in accordance with the following terms. Following receipt of the request for redemption from any such holder, the Company shall within ten (10) Business Days give written notice (the “Series C Redemption Notice”) to each other holder of record of any Series C Preferred Share, at the address last shown on the records of the Company for such holder. Such notice shall indicate that certain holder of Series C Preferred Shares has elected redemption of its Series C Preferred Shares pursuant to the provisions of this Article, shall specify the redemption date determined in accordance with Article 8.4(c) below, and shall direct the holders of Series C Preferred Shares to submit a written statement as to the number of shares they wish to have redeemed accompanied by their share certificates to the Company on or before the scheduled redemption date.

(iv)                              Beginning on or after the date that is three (3) years after the date of the issuance of the Series D Preferred Shares, at any time and from time to time prior to a Qualified IPO, any holder of the then-outstanding Series D Preferred Shares (the “Series D Redemption Initiating Holder”) may require that the Company to redeem its Series D Preferred Shares in accordance with the following terms. Following receipt of the request for redemption from any such holder, the Company shall within ten (10) Business Days give written notice (the “Series D Redemption Notice”) to each other holder of record of any Series D Preferred Share, at the address last shown on the records of the Company for such holder. Such notice shall indicate that certain holder of Series D Preferred Shares has elected redemption of its Series D Preferred Shares pursuant to the provisions of this Article, shall specify the redemption date determined in accordance with Article 8.4(c) below, and shall direct the holders of Series D Preferred Shares to submit a written statement as to the number of shares they wish to have redeemed accompanied by their share certificates to the Company on or before the scheduled redemption date.

(v)                                 Beginning on or after the date that is three (3) years after the date of the issuance of the Series E Preferred Shares, at any time and from time to time prior to a Qualified IPO, or within 30 days after the Company confirms that the 2017 Actual Profit (as defined in the Series E Share Subscription Agreement) is less than 80% of 2017 Target Profit (as defined in the Series E Share Subscription Agreement), any holder of the then-outstanding Series E Preferred Shares (the “Series E Redemption Initiating Holder”) may require that the Company to redeem its Series E Preferred Shares in accordance with the following terms. Following receipt of the request for redemption from any such holder, the Company shall within ten (10) Business Days give written notice (the “Series E Redemption Notice”) to each other holder of record of any Series E Preferred Share, at the address last shown on the records of the Company for such holder. Such notice shall indicate that certain holder of Series E Preferred Shares has elected redemption of its Series E Preferred Shares pursuant to the provisions of this Article, shall specify the redemption date determined in accordance with Article 8.4(c) below, and shall direct the holders of Series E Preferred Shares to submit a written statement as to the number of shares they wish to have redeemed accompanied by their share certificates to the Company on or before the scheduled redemption date.

(b)                                 The redemption price for each Series A Preferred Share, Series B Preferred Share, Series C Preferred Share or Series D Preferred Share redeemed pursuant to this Article shall be equal to the applicable Preferred Share Issue Price plus a 8% annual return (simple interest), plus all declared but unpaid dividends thereon, for the period from the date of issuance of such Preferred Share up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers. The redemption price for each Series E Preferred Share redeemed pursuant to this Article shall be equal to the applicable Series E Issue Price plus a 10% annual return (simple interest), plus all declared but unpaid dividends thereon, for the period from the date of issuance of such Series E Preferred Share up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

(c)                                  The closing (the “Redemption Closing”) of the redemption of the Preferred Shares pursuant to this Article will take place no earlier than fifteen (15) Business Days but no later than thirty (30) Business Days of the date of the relevant Redemption Notice being delivered to the offices of the Company, or such other date or other place as the relevant Redemption Initiating Holder and the Company may mutually agree in writing. At the Redemption Closing, subject to applicable law, the Company will, from any source of assets or funds legally available therefor (subject to Article 8.4(d)), redeem each Preferred Share with respect to which the Company has received a timely request for redemption (as provided hereinabove) by paying in cash in immediately available funds therefor the applicable redemption price against surrender at the Company’s principal office of the certificate(s) representing the shares to be redeemed. From and after the Redemption Closing, if the Company makes the applicable redemption price available to a holder of a Preferred Share, all rights of such holder (except the right to receive the redemption price therefor) will cease with respect to such share, and such share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

(d)                                 If the Company’s assets or funds which are legally available on the date that any redemption payment under this Article is due are insufficient to pay in full all redemption payments to be paid to the holders of the Preferred Shares at the relevant Redemption Closing, or if the Company is otherwise prohibited by applicable law from making such redemption, those assets or funds which are legally available other than the assets and funds held by Capital Nine Investment Limited, which shall be used in accordance with agreements among the Company, the Series B Purchaser and/or its limited partner, shall first be used to pay for the full redemption payments due to the Series E Purchaser, the Series D Purchasers, the Series C Purchaser and the Series B Purchaser ratably in proportion to the full amounts to which such holders to which such redemption payments are due would otherwise be respectively entitled thereon, and then be used to the extent permitted by applicable law to pay for redemption payments due to the holders of the Preferred Shares (except for the Series E Purchasers, the Series D Purchasers, the Series C Purchaser and the Series B Purchaser) ratably in proportion to the full amounts to which such holders to which such redemption payments are due would otherwise be respectively entitled thereon. Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due. Without limiting any rights of the holders of Preferred Shares which are set forth in these Articles, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

9.                                      Fractional Shares

The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise). limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes or a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression “share” shall include a fraction of a share.

10.                               Lien

10.1                        The Company shall have a first priority lien and charge on every share (not being a fully paid up share) for all moneys (whether presently payable or net) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all shares (other than fully paid up shares) registered in the name of a member for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends and other moneys payable in respect thereon.

10.2                        The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto of which the Company has notice, by reason of his death or bankruptcy, winding up or otherwise by operation of Companies Law or court order.

10.3                        To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

10.4                        The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

11.                               Calls on Shares

11.1                        The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise), and each Member shall (subject to receiving at least 14 days’ notice in writing specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The non-receipt of a notice of any call by, or the accidental omission to give notices of a call to, any Members shall not invalidate the call. A call may be revoked or postponed as the Directors may determine.

11.2                        The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

11.3                        If a sum called in respect of a share is remain unpaid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of the actual payment at such rate not exceeding 10 percent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

11.4                        Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

11.5                        The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium as if the same had become payable by virtue of a call duly made and notified.

11.6                        The Directors may make arrangements on the issue of shares, differentiate between the Members, as to the amount of calls to be paid and the times of payment.

11.7                        The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding 10 percent per annum (unless the Company in general meeting shall otherwise direct), as may be agreed between the Directors and the Member paying the sum in advance.

12.                               Forfeiture of Shares

12.1                        If a Member fails to pay any call or instalment of a call with any interest on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice in writing on him requiring payment of so much of the call or instalment as is unpaid, together with any interest accrued and expenses incurred by the reason of such non-payment.

12.2                        The notice shall name a further day (not earlier than the expiration of 14 days from the date of the service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

12.3                        If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect and such forfeiture shall extend to all dividends declared in respect of the share so forfeited but not actually paid before such forfeiture.

12.4                        A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the Directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the Directors in their absolute discretion think fit.

12.5                        A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

12.6                        A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

12.7                        When any shares have been forfeited, an entry shall be made in the Register of Members recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of, an entry shall be made of the manner and date of the sale or disposal thereof.

12.8                        The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum, which by the terms of issue of a share, becomes due and payable at any time, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

13.                               Alteration of Share Capital

13.1                        Subject to the provisions of these Articles (including without limitation, Articles 19.10 and 19.11), the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

13.2                        Subject to the provisions of these Articles (including without limitation, Articles 19.10 and 19.11), the Company may by Ordinary Resolution:

(a)                                 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)                                 subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

(c)                                  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

(d)                                 convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination.

13.3                        Subject to the provisions of these Articles (including without limitation, Articles 19.10 and 19.11), the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner, authorised and consent required by Companies Law.

14.                               Closing Register of Members or Fixing Record Date

14.1                        For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the first day of the closure of the Register of Members.

14.2                        In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

14.3                        If the Register of Members is not so closed and no record date is fixed for the determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

15.                               Conversion Right

15.1                        The holders of the Preferred Shares shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares:

(a)                                 Conversion Ratio. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series E Preferred Share shall be the quotient of the applicable Series E Issue Price divided by the then effective Series E Conversion Price, which shall initially be the applicable Series E Issue Price (the “Series E Conversion Price”) resulting in an initial conversion ratio for Series E Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series D Preferred Share shall be the quotient of the Series D Issue Price divided by the then effective Series D Conversion Price, which shall initially be the Series D Issue Price (the “Series D Conversion Price”) resulting in an initial conversion ratio for Series D Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series C Preferred Share shall be the quotient of the Series C Issue Price divided by the then effective Series C Conversion Price, which shall initially be the Series C Issue Price (the “Series C Conversion Price”) resulting in an initial conversion ratio for Series C Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series B Preferred Share shall be the quotient of the Series B Issue Price divided by the then effective Series B Conversion Price, which shall initially be the Series B Issue Price (the “Series B Conversion Price”) resulting in an initial conversion ratio for Series B Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series A Preferred Share shall be the quotient of the Series A Issue Price divided by the then effective Series A Conversion Price, which shall initially be the Series A Issue Price (the “Series A Conversion Price”) resulting in an initial conversion ratio for Series A Preferred Shares of 1:1.

(b)                                 Optional Conversion. Subject to the Companies Law and these Articles, any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such shares, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the then-effective Conversion Price. Any conversion pursuant to this Article 15.1(b) shall be referred to as an “Optional Conversion”.

(c)                                  Automatic Conversion. Each Preferred Share shall automatically be converted, based on the then-effective Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the closing of a Qualified IPO. Any conversion pursuant to this Article 15.1(c) shall be referred to as an “Automatic Conversion”.

(d)                                 Conversion Mechanism. The conversion hereunder of the Preferred Shares shall be effected in the following manner:

(i)                             In the event of an Optional Conversion, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefore at the office of the Company or of any transfer agent for such share and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of applicable Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, the Register of Members of the Company shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(ii)                              If the conversion is in connection with an underwritten public offering of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(iii)                               Upon the occurrence of an event of Automatic Conversion, the holders of the Preferred Shares shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Shares. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Ordinary Shares into which the Preferred Shares surrendered were convertible on the date on which such Automatic Conversion occurred. Upon such Automatic Conversion, the Preferred Shares shall be converted automatically into Ordinary Shares without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the Automatic Conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.

(iv)                             The Directors of the Company may effect the conversion of Preferred Shares in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(v)                             No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined by the Board of Directors (including the affirmative vote of the Series A Director in relation to the conversion of Series A Preferred Shares only, and the affirmative vote of the Series C Director in relation to the conversion of Series C Preferred Shares only), or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(vi)                             Upon conversion, all declared but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all declared but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of further Ordinary Shares with a value equal to such cash amount, at the option of the holders of the applicable Preferred Shares.

15.2                        Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as provided below:

(a)                                 Adjustment for Share Subdivision and Consolidations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, consolidate the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such consolidation shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

(b)                                 Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the Conversion Price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(c)                                  Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in securities of the Company other than Ordinary Shares or any other asset or property (other than cash), then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company or other asset or property which the holder of such share would have received in connection with such event had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(d)                                 Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision or consolidation otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(e)                                  Adjustments to Conversion Price for Dilutive Issuance.

(i)                             Special Definition. For purpose of this Article 15.2(e), the following definitions shall apply:

(1)                                 “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(2)                                 “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(3)                                 “Additional Securities” shall mean all Ordinary Shares issued (or, pursuant to Article 15.2(e)(iii), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances:

a)                                     (A) any of the options, warrants or other securities arrangements to purchase any Ordinary Shares issued from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP; and (B) any Ordinary Shares issuable upon exercise or conversion of the forgoing options, warrants or other securities arrangements;

b)                                     any Preferred Shares issued under the Series A Share Subscription Agreement, the Series B Share Subscription Agreement, the Series C Share Subscription Agreement, the Series D Share Subscription Agreements, the Series E Share Subscription Agreement and any Ordinary Shares issued upon such Preferred Shares;

c)                                      any securities issued in connection with any share dividend or any subdivision or consolidation of Ordinary Shares or other similar event;

d)                                     any securities issued as a dividend or distribution on the Preferred Shares; and

e)                                      any securities issued pursuant to a Qualified IPO as approved by the Board and the Shareholders pursuant to the Shareholders Agreement, the Memorandum and these Articles.

(ii)                              No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Securities unless the consideration per Ordinary Share (determined pursuant to Article 15.2(e)(v) hereof) for the Additional Securities issued or deemed to be issued by the Company is less than the Conversion Price in effect immediately prior to such issuance, as provided for by Article 15.2(e)(iv). No adjustment or readjustment in the Conversion Price otherwise required by this Article 15.2 shall affect any Ordinary Shares issued upon conversion of any applicable Preferred Share prior to such adjustment.

(iii)                               Deemed Issuance of Additional Securities. In the event the Company at any time or from time to time after the Series E Issuance Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be Additional Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Securities shall not be deemed to have been issued unless the consideration per Ordinary Share (determined pursuant to Article 15.2(e)(v) hereof) of such Additional Securities would be less than the Conversion Price in effect immediately prior to such issue or record date, as provided for by Article 15.2(e)(iv), and provided further that in any such case in which Additional Securities are deemed to be issued:

(1)                                 no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(2)                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Conversion Price, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)                                 no readjustment pursuant to Article 15.2(e)(iii)(B) shall have the effect of increasing the then effective Conversion Price, to an amount which exceeds the Conversion Price, that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Article 15.2(e)(iii)(B) been made;

(4)                                 upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

a)                                     in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange;

b)                                     in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 15.2(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

c)                                      if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefore, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Article 15.2(e)(iii) as of the actual date of their issuance.

(iv)                             Adjustment of Conversion Price upon Issuance of Additional Securities below Conversion Price. In the event of an issuance of Additional Securities, at any time after the Series E Issuance Date, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Conversion Price in effect immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to the consideration per share for which the Additional Securities are issued.

(v)                             Determination of Consideration. For purposes of this Article 15.2(e), the consideration received by the Company for the issuance of any Additional Securities shall be computed as follows:

(1)                                 Cash and Property. Such consideration shall:

a)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any Additional Securities;

b)                                     insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (including the consent of the Series A Director in relation to Series A Preferred Shares only, the consent of the Series C Director in relation to Series C Preferred Shares only, and the consent of the Series D Director in relation to Series D Preferred Shares only); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

c)                                      in the event Additional Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such Additional Securities, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors (including the consent of the Series A Director in relation to Series A Preferred Shares only, the consent of the Series C Director in relation to Series C Preferred Shares only, and the consent of the Series D Director in relation to Series D Preferred Shares only).

(2)                                 Options and Convertible Securities. The consideration per Ordinary Share received by the Company for Additional Securities deemed to have been issued pursuant to Article 15.2(e)(iii) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (A) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)                                   Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 15.2 are not strictly applicable, but the failure to make any adjustment to the Conversion Price would not fairly protect the conversion rights of the holders of the Preferred Shares in accordance with the essential intent and principles hereof, then the Board (including the affirmative vote of the Series A Director in relation to Series A Preferred Shares only, the affirmative vote of the Series C Director in relation to Series C Preferred Shares only, and the affirmative vote of the Series D Director in relation to Series D Preferred Shares only), in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 15.2, necessary to preserve, without dilution, the conversion rights of the holders of such Preferred Shares.

(g)                                  IPO Adjustment. Without prejudice to the other provisions set forth in this Article 15.2, the Series E Conversion Price and Series E Issue Price with respect to the Series E Preferred Shares purchased by SBI under the Series E Share Subscription Agreement shall be adjusted in accordance with Sections 3.4 and 3.5 of the Series E Share Subscription Agreement, the Series D Conversion Price and Series D Issue Price with respect to the Series D Preferred Shares held by Famous Voyage (and its permitted transferees) shall be adjusted in accordance with Section 3.4 of the Series D Share Subscription Agreement I, the Series D Conversion Price and Series D Issue Price with respect to the Series D Preferred Shares held by Plentiful Bright (and its permitted transferees) shall be adjusted in accordance with Section 3.4 of the Series D Share Subscription Agreement II, the Series C Conversion Price and Series C Issue Price with respect to the Series C Preferred Shares shall be adjusted in accordance with Sections 3.4 and 3.5 of the Series C Share Subscription Agreement, and the Series B Conversion Price and Series B Issue Price with respect to the Series B Preferred Shares shall be adjusted in accordance with Section 3.4 of the Series B Share Subscription Agreement.

(h)                                 No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 15.2 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Preferred Shares against impairment.

(i)                                     Certificate of Adjustment. In the case of any adjustment or readjustment of the Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of such Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Securities issued or sold or deemed to have been issued or sold, (ii) the number of Additional Securities issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(j)                                    Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Article 15.2, the Company shall give notice to the holders of the relevant Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price, and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

15.3                        Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

15.4                        Notices. Any notice required or permitted pursuant to this Article 15 shall be given in writing and shall be given in accordance with Article 34.

15.5                        Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which such Preferred Share so converted were registered.

16.                               General Meeting of Members

16.1                        The Directors, whenever they consider necessary or desirable, may convene meetings of the Members of the Company. The Directors shall convene a meeting of Members upon the written requisition of any Members or Members entitled to attend and vote at general meeting of the Company who hold not less than 10 percent of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists. If the Directors do not convene such meeting for a date not later than 30 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors shall be reimbursed to them by the Company.

16.2                        If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

17.                               Notice of General Meetings

17.1                        At least seven (7) days’ notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company.

17.2                        Notwithstanding the aforesaid Article, a meeting of Members is held in contravention of the requirement to give notice shall be deemed to have been validly held if the consent of all Members entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

17.3                        The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

18.                               Proceedings at General Meetings

18.1                        No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum shall consist of one or more Members present in person or by proxy holding at least two-thirds (2/3) of the outstanding Ordinary Shares (which shall include Novel Lead so long as Novel Lead holds any Ordinary Shares) and two-thirds (2/3) of the outstanding Series A Preferred Shares. If the Company has only one Member, that only Member present in person or by proxy shall be a quorum for all purposes.

18.2                        If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may decide, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Member or Members present and entitled to vote shall be a quorum.

18.3                        At every meeting, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Members present shall choose someone of their number to be the chairman of the meeting. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as chairman, failing which the oldest individual Member present at the meeting or failing any Member personally attending the meeting, the proxy present at the meeting representing the oldest Member of the Company, shall take the chair.

18.4                        The chairman may, with the consent of any meeting, at which a quorum is present (and shall if so directed by the meeting) adjourn any meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

18.5                        All business carried out at a general meeting shall be deemed special with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and reports of the Directors and the Company’s auditors, the appointment and removal of Directors, and the appointment and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

18.6                        Any one or more Members may participate in a general meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

19.                               Votes of Members

19.1                        Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote.

19.2                        Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll each Ordinary Share shall carry one vote and each Preferred Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such Preferred Share. The holders of Preferred Shares and the holders of Ordinary Shares shall vote together and not as a separate class, unless otherwise provided in these Articles, the Memorandum and the Companies Law.

19.3                        Subject to Article 19.11, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is (before or on the declaration of the result of the show of hands) demanded by any Member. Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

19.4                        If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution or the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

19.5                        In any event, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

19.6                        A poll demanded on the election of a chairman of a meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

19.7                        In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

19.8                        A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

19.9                        No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company held by him and carrying the right to vote have been paid.

19.10                 Subject to applicable laws and the provisions in Articles 19.11, In addition to such other limitations as may be provided in the Memorandum and these Articles, so long as any Series A Preferred Shares remain issued and outstanding, the Group Companies shall not, and each of the holders of the Ordinary Shares shall procure the Group Companies not to, either directly or by amendment of these Articles, merger, consolidation, or otherwise, whether in a single transaction or a series of related transactions, take any of the following acts, without the prior written consent of (i) the Series A Director, if the approval from the Board is required, or (ii) holders of at least a majority of the issued and outstanding Series A Preferred Shares (the “Series A Majority”), voting as a single class on an as-converted basis, if the approval from the Shareholders is required:

(a)                                 any action that authorizes, creates or issues any securities of any class or series, or other securities of whatever description, in the Company, other than the issuance of the Ordinary Shares upon conversion of the Preferred Shares, and the issuance of the Ordinary Shares (or options or warrants therefor) under the ESOP as approved by the Board;

(b)                                 any amendment, alteration, or repeal of any provision of the Memorandum and these Articles or other constitutional documents or any waiver given thereunder, and any amendment or change of the rights, preferences or privileges of, or the restrictions provided for the benefit of, any Preferred Shares;

(c)                                  any increase or decrease of the authorized share capital or the authorized number of any Equity Securities (including through altering, reorganizing, reclassifying or otherwise recapitalizing any existing Equity Securities) of the Company;

(d)                                 any repurchase, redemption or retirement of any Equity Securities of the Company other than pursuant to share restriction agreements approved by the Board to repurchase Ordinary Shares from the employees, officers, directors or consultants of the Group Company upon termination of their employment or services or pursuant to the redemption right of the Preferred Shares;

(e)                                  any merger, consolidation, share acquisition or other corporate reorganization, or any transaction or series of transactions in which excess of 50% of any Group Company’s voting power is transferred or in which all or substantially all the assets of any Group Company are sold;

(f)                                   any increase or decrease of the authorized size of the Board;

(g)                                  the approval of or consent to any reorganization, Liquidation Event or any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company;

(h)                                 any initial public offering (including Qualified IPO) of any Group Company, including choice of the underwriters, the listing venue, timing, valuation and the securities exchange for the initial public offering;

(i)                                     the declaration, setting aside and/or payment of any dividends or other distributions on any securities of the Company, or the adoption of or any change to the dividend policy;

(j)                                    any transaction in excess of RMB40,000,000 involving any Group Company, on the one hand, and any Group Company’s officers, directors or shareholders or any Affiliate of such Persons, on the other hand;

(k)                                 any change in the equity ownership of any Domestic Company or termination of, or any amendment to, or waiver under the Control Documents (as defined in the Shareholders Agreement); and

(l)                                     any agreement or commitment to do any of the foregoing.

19.11                 Notwithstanding the provisions under Article 19.10, so long as any Series B Preferred Shares remain issued and outstanding, the Company shall not, and each of the holders of the Preferred Shareholders (other than the holders of Series B Preferred Shares) and the Ordinary Shareholders shall procure the Company not to, either directly or indirectly or by amendment of these Articles or otherwise, (i) take any acts that will adversely affect the rights of the holders of the Series B Preferred Shares in a manner disproportionate to any adverse effect such acts would have on the rights of the holders of the other Preferred Shares, (ii) issue any additional Series B Preferred Shares, or (iii) incur any indebtedness or guarantees of indebtedness (except expenses that may be incurred during the ordinary course of business consistent with past practices), without the prior written consent of holders of at least a majority of the issued and outstanding Series B Preferred Shares, voting as a single class on an as-converted basis. For the avoidance of doubt, any act that authorizes, creates or issues any securities of any class or series, or other securities of whatever description (except any Series B Preferred Shares pursuant to (ii) above), in the Company shall not be deemed as an act that requires the prior written consent of holders of the Series B Preferred Shares.

19.12                 Notwithstanding the provisions under Article 19.10, so long as any Series C Preferred Shares remain issued and outstanding, the Company shall not, and each of the Preferred Shareholders (other than the holders of Series C Preferred Shares) and the Ordinary Shareholders shall procure the Company not to, either directly or indirectly or by amendment of these Articles or otherwise, (i) take any acts that will adversely affect the rights of the holders of the Series C Preferred Shares in a manner disproportionate to any adverse effect such acts would have on the rights of the holders of the other Preferred Shares, (ii) issue any additional Series C Preferred Shares, or (iii) incur any indebtedness or guarantees of indebtedness (except expenses that may be incurred during the ordinary course of business consistent with past practices), without the prior written consent of holders of at least a majority of the issued and outstanding Series C Preferred Shares, voting as a single class on an as-converted basis. For the avoidance of doubt, any act that authorizes, creates or issues any securities of any class or series, or other securities of whatever description (except any Series C Preferred Shares pursuant to (ii) above), in the Company shall not be deemed as an act that requires the prior written consent of holders of the Series C Preferred Shares.

19.13                 Notwithstanding the provisions under Article 19.10, so long as any Series D Preferred Shares remain issued and outstanding, the Company shall not, and each of the Preferred Shareholders (other than the holders of Series D Preferred Shares) and the Ordinary Shareholders shall procure the Company not to, either directly or indirectly or by amendment of these Articles or otherwise, (i) take any acts that will adversely affect the rights of the holders of the Series D Preferred Shares in a manner disproportionate to any adverse effect such acts would have on the rights of the holders of the other Preferred Shares, (ii) issue any additional Series D Preferred Shares, or (iii) incur any indebtedness or guarantees of indebtedness (except expenses that may be incurred during the ordinary course of business consistent with past practices), without the prior written consent of holders of at least a majority of the issued and outstanding Series D Preferred Shares, voting as a single class on an as-converted basis. For the avoidance of doubt, any act that authorizes, creates or issues any securities of any class or series, or other securities of whatever description (except any Series D Preferred Shares pursuant to (ii) above), in the Company shall not be deemed as an act that requires the prior written consent of holders of the Series D Preferred Shares.

19.14                 Notwithstanding the provisions under Article 19.10, so long as any Series E Preferred Shares remain issued and outstanding, the Company shall not, and each of the Preferred Shareholders (other than the holders of Series E Preferred Shares) and the Ordinary Shareholders shall procure the Company not to, either directly or indirectly or by amendment of these Articles or otherwise, (i) take any acts that will adversely affect the rights of the holders of the Series E Preferred Shares in a manner disproportionate to any adverse effect such acts would have on the rights of the holders of the other Preferred Shares, (ii) issue any additional Series E Preferred Shares, or (iii) incur any indebtedness or guarantees of indebtedness (except expenses that may be incurred during the ordinary course of business consistent with past practices), without the prior written consent of holders of at least a majority of the issued and outstanding Series E Preferred Shares, voting as a single class on an as-converted basis. For the avoidance of doubt, any act that authorizes, creates or issues any securities of any class or series, or other securities of whatever description (except any Series E Preferred Shares pursuant to (ii) above), in the Company shall not be deemed as an act that requires the prior written consent of holders of the Series E Preferred Shares.

20.                               Members’ Proxies

20.1                        The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

20.2                        On a poll votes may be given either personally or by proxy. The instrument appointing a proxy shall be deposited at the Registered Office or at such other place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

21.                               Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a Member or a Director of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Members or any class of Members of the Company or of the Board of Directors or of a Committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of such corporation which he represents as that corporation could exercise if it were an individual Member or Director of the Company.

22.                               Directors

22.1                        The name of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association. The Company may by Ordinary Resolution appoint any person to be a Director.

22.2                        Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution.

22.3                        Board Size. Each Shareholder shall vote at general meetings of the Company, or give written consents with respect to all its Shares to ensure that the size of the Board shall be set and remain at ten (10) Directors at all times.

22.4                        Election of Directors. On all matters relating to the election of one or more Directors of the Company, each Shareholder shall vote at general meetings of the Company, or give written consents with respect to all their Shares to elect Directors to the Board in the following manner:

(a)                                 one (1) Director shall be designated by Famous Voyage (the “Series D Director”) for so long as Famous Voyage (and their permitted transferees) holds at least 80% of the issued and outstanding Series D Preferred Shares purchased by Famous Voyage under the Series D Share Subscription Agreement I (or the Ordinary Shares issued upon conversion of such Series D Preferred Shares);

(b)                                 one (1) Director shall be designated by the Series C Purchaser (the “Series C Director”) for so long as the Series C Purchaser (and its permitted transferees) holds at least 3.41% of the issued and outstanding Shares of the Company (calculated on a fully diluted and as-converted basis);

(c)                                  one (1) Director shall be designated jointly by Jacky Holdco and Ivan Holdco (the “Series A Director” , together with the Series C Director and the Series D Director, the “Investor Directors” and each an “Investor Director”) for so long as Jacky Holdco and Ivan Holdco (and their permitted transferees) together hold at least 50% of the issued and outstanding Series A Preferred Shares purchased by Jacky Holdco and Ivan Holdco under the Series A Share Subscription Agreement (or the Ordinary Shares issued upon conversion of such Series A Preferred Shares);

(d)                                 one (1) Director shall be designated by Novel Lead (the “Novel Lead Director”) for so long as Novel Lead (and its permitted transferees) holds at least 50% of the issued and outstanding Ordinary Shares purchased by Novel Lead under the subscription agreement dated as of August 25, 2014 by and between Novel Lead and the Company; and

(e)                                  five (5) Directors shall be designated by the holders of a majority of the issued and outstanding Ordinary Shares.

22.5                        Removal and Replacement of Directors.

(a)                                 Each Shareholder shall have the absolute right to remove any Director designated by it at any time at its sole discretion, and each of the Shareholders shall vote its Shares at any general meeting of the Company or in any written consent of Shareholders so as to effectuate such right.

(b)                                 If, as a result of death, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, the Shareholder entitled under Article 22.4 to nominate the Director whose death, resignation, removal or other departure resulted in such vacancy shall nominate another individual to serve in place of such Director and the Shareholders shall elect such individual to the Board as soon as practicable thereafter. If it is the Investor Director whose death, resignation, removal or other departure has resulted in the vacancy, neither the Shareholders nor the Board shall transact any business of the Company until the Shareholder entitled under Article 22.4 to nominate such Director has designated and the Shareholders have elected the replacement for such Director, unless the relevant Shareholder shall have failed to nominate a replacement Director within thirty (30) days after such death, resignation, removal or other departure.

(c)                                  Except as provided in this Article 22.2, no Shareholder shall vote for the removal of the Investor Directors.

22.6                        The remuneration of the Directors shall from time to time be determined by the Company by Ordinary Resolution.

22.7                        Directors are not required to hold any Shares in the Company.

22.8                        Subject to the Shareholders Agreement, the Memorandum and other provisions in these Articles, the Directors shall have power at any time and from time to time to appoint any other person as a Director, either to fill a casual vacancy or as an additional Director.

23.                               Alternate Director

23.1                        Any Director may in writing appoint another Director or another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present and may at any time in writing to revoke the appointment of an alternate appointed by him. Every such alternate shall be entitled to be given notice of meetings of the Directors and to attend and vote thereat as a Director at any such meeting at which the person appointing him is not personally present and generally at such meeting to have and exercise all the powers, right, duties and authorises of the Director appointing him.

23.2                        An alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and terminate.

23.3                        Any Director may appoint another Director to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

24.                               Officers

24.1                        Subject to these Articles (including without limitation, Article 19.10), the Directors of the Company may, by resolution of Directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a president, one or more vice presidents, a secretary, and a treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the Directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president, but otherwise to perform such duties as may be delegated to them by the president, the secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

24.2                        Any person may hold more than one office and no officer need be a Director or Member of the Company. The officers shall remain in relevant office until removed from the said office by the Directors, whether or not a successor is appointed.

24.3                        Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

25.                               Powers and Duties of Directors

25.1                        Subject to other provisions of these Articles (including without limitation, Article 19.10), the business of the Company shall be managed by the Directors who may pay all expenses incurred preliminary to and in connection with the setup and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business affairs of the Company as are not required by the Companies Law or by these Articles required to be exercised by the Members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Companies Law and to such requirements as may be prescribed by resolution of the Members, but no requirement made by resolution of the Members shall prevail if it was inconsistent with these Articles nor shall such resolution invalidate any prior act of the Directors which would have been valid if such resolution had not been made.

25.2                        Subject to other provisions of these Articles (including without limitation, Article 19.10), the Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

25.3                        Subject to other provisions of these Articles (including without limitation, Articles 19.10 and 19.11), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

26.                               Committees of Directors

26.1                        Subject to Article 26.3, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

26.2                        Subject to Article 26.3, the Directors may establish any committees, local boards or agencies for managing any of the businesses and affairs of the Company, and may appoint any persons to be members of such committees, local boards, managers or agents for the Company and may fix their remuneration and may delegate to any committees, local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with the power to sub-delegate, and may authorise the members of any committees, local boards or agencies, or any of them, to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment and delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

26.3                        The Board may establish such committees with such powers as may be permitted by applicable law and these Articles; provided, that any such committees shall be subject to the direction of and any policies adopted by the Board.

26.4                        The Directors may appoint a chairman of its committees.

26.5                        A committee appointed by the Directors may meet and adjourn as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in any event the chairman shall not have a second or casting vote.

27.                               Disqualification of Directors

Subject to Articles 22.1, 22.2 and 22.5, the office of Director shall be automatically vacated, if the Director:

(a)                                 becomes bankrupt or makes any arrangement or composition with his creditors;

(b)                                 is found to be or becomes of unsound mind;

(c)                                  resigns his office by notice in writing to the Company:

(d)                                 is removed from office by Ordinary Resolution;

(e)                                  is convicted of an arrestable offence; or

(f)                                   dies.

28.                               Proceedings of Directors

28.1                        The meetings of the Board and any committee thereof shall be held at such place or places as the Directors shall decide. Meetings of the Board shall take place at least once in every three months unless otherwise determined by the Board.

28.2                        The Directors may elect the Chairman of the Board and determine the period for which he is to hold office. If no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman for the meeting. If the Directors are unable to choose a chairman, for any reason, then the seniority Director present at the meeting shall preside as the chairman of the meeting.

28.3                        A meeting of the Board may be called by any Director by giving notice in writing to the chairman of the meeting specifying the date, time and agenda for such meeting. The chairman shall, promptly following receipt of such notice, deliver a copy of such notice to each Director and each Shareholder, accompanied by a written agenda specifying the business of such meeting and copies of all documents and materials relevant for such meeting. Not less than fourteen (14) days prior written notice shall be given to all Directors; provided, that such notice period (a) shall not apply in the case of an adjourned meeting pursuant to Article 28.8 and (b) may be reduced with the unanimous written consent of the Directors. If no such chairman is elected or the chairman fails to deliver the notice within five (5) days, the Director calling for such meeting may summon the meeting in the manner described above.

28.4                        The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit. At any Board meeting, each Director may exercise one vote. The adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board. Any Director may put forth a resolution for vote at a Board meeting. In any event the chairman of the meeting shall not have a second or casting vote.

28.5                        If the Company shall have only one Director, the provisions hereinafter contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record written resolutions and sign as a resolution of the Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

28.6                        Directors may participate in Board meetings by telephone or video conferencing or any other means of contemporaneous communication; provided, that each Director taking part in the meeting is able to hear each other Director taking part and; provided, further, that each Director must acknowledge his or her presence for the purpose of the meeting and any Director not doing so shall not be entitled to speak or vote at the meeting. Such participation shall constitute presence for purposes of the quorum provisions of Article 28.7. A Director may not leave the meeting by disconnecting his or her telephone or other means of communication unless he or she has previously obtained the express consent of the chairman of the meeting and a Director shall conclusively be presumed to have been present and formed part of the quorum at all times during the meeting unless he or she has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid.

28.7                        All meetings of the Board shall require a quorum of at least a majority of the Directors which shall include all the Investor Directors and the Novel Lead Director. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

28.8                        If a quorum is not present within sixty (60) minutes after the time appointed for the meeting, the meeting shall be adjourned to the same place and at the same day and time the following week (or if such day is not a Business Day, at the same time on the following Business Day), at which meeting the Directors present shall constitute a valid quorum whether or not any Investor Director and/or the Novel Lead Director is present; provided, that written notice of such adjourned meeting shall have been delivered to all Directors at least five (5) days prior to the date of such adjourned meeting.

28.9                        A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

28.10                 A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

28.11                 The Directors shall cause to be entered and kept in books or files provided for the purpose minutes or memoranda of the following (where applicable):

(a)                                 all appointments of officers made by the Directors;

(b)                                 the names of the Directors, and any alternate Director who is not also a Director, present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  all resolutions and proceedings of all meetings of the Members, all meetings of the Directors and all meetings of committees and, where the Company has only one Member and/or one Director, all written resolutions of the decisions of the sole Member and/or the sole Director;

and any such minutes or memoranda of any meeting or decisions of the Directors, or any committee, or of the Company, if purporting to be signed by the chairman of such meeting, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence or the matters stated therein.

28.12                 Any action that may be taken by the Directors at a Board meeting may alternatively be taken by a written resolution signed by all of the Directors (which may be signed in counterparts). The expressions “written” and “signed” include writings or signatures transmitted by facsimile or electronic mail.

28.13                 All acts done bona fide by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it was afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

28.14                 For so long as Series B Purchaser holds at least 50% of the Series B Preferred Shares purchased by Series B Purchaser under the Series B Share Subscription Agreement (or the Ordinary Shares issued upon conversion of such Series B Preferred Shares), Series B Purchaser may from time to time appoint and observer, and remove or replace such observer to the Board (the “Series B Observer”) on notice to the Company. For so long as SBI holds at least 50% of the Series E Preferred Shares purchased by SBI under the Series E Share Subscription Agreement (or the Ordinary Shares issued upon conversion of such Series E Preferred Shares), SBI may from time to time appoint an observer, and remove or replace such observer to the Board (the “SBI Observer”, together with the Series B Observer, the “Observer”, each an “Observer”) on notice to the Company. The Observer shall be entitled to (a) attend and speak at all meetings of the Board and any committees thereof in person or by teleconference and the board meetings of each Group Company from time to time, and (b) receive all information and documents delivered to the directors of the Company at the same time such information and documents are required to be delivered to the directors of the Company. The Observer shall not be entitled to vote at any such meeting, nor shall the Observer be regarded as an officer of any member of Group Companies. The rights conferred by this Article 28.14 shall be without prejudice to, and in addition to, any rights which any Shareholder has as a matter of law arising by virtue of its ownership of the Shares.

29.                               Dividends

29.1                        Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles (including without limitation, Article 19.10), the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

29.2                        Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles (including without limitation, Article 19.10), the Company may by Ordinary Resolution declare final dividends, but no dividend shall exceed the amount recommended by the Directors.

29.3                        The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution of the Company such sums as they think proper as a reserve or reserves which shall, at the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and may pending such application, in the Directors’ absolute discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

29.4                        No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

29.5                        Any dividend may be paid by cheque or warrant sent through the post directed to the registered address of the Member or person entitled thereto (or in case of joint holders, to the registered address of any one of such joint holders whose name stands first on the Register of Members of the Company in respect of the joint holding) or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent, but in any event the Company shall not be liable or responsible for any cheque or warrant lost in transmission nor for any dividend, bonus, interest or other monies lost to the Member or person entitled thereto by the forged endorsement of any cheque or warrant. Any payment of the cheque or warrant by the Company’s banker on whom it is drawn shall be a good discharge to the Company.

29.6                        The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

29.7                        Subject to the rights of persons, if any, entitled to shares with special rights as to dividend (including without limitation, Article 29.10), all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share; all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

29.8                        If several persons are registered as joint holders or any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

29.9                        No dividend shall bear interest against the Company.

29.10                 Notwithstanding anything to the contrary, the Preferred Shares shall rank, as to dividends, pari passu with each other and with the Ordinary Shares and, if any dividends are declared, then such dividends shall be declared pro rata on the Ordinary Shares and Preferred Shares on an as-converted basis. No dividends or other distributions shall be declared, paid or distributed (whether in cash or otherwise) on any Ordinary Share unless and until a dividend in the like amount and kind has been declared on the Preferred Shares on an as-converted basis.

30.                               Accounts and Audit

30.1                        The Directors shall cause books of account relating to the Company’s affairs to be kept in such manner as may be determined from time to time by the Directors.

30.2                        The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

30.3                        Each holder of the Preferred Shares shall have the right to reasonably inspect facilities, records and books of any Group Company at any time during regular working hours on reasonable prior notice to the Group Companies, and the right to discuss the business, operation and conditions of any Group Company with their respective directors, officers, employees, accounts, legal counsels and investment bankers (the “Inspection Rights”).

30.4                        The Company will deliver to each holder of the Preferred Shares:

(a)                                 audited annual consolidated financial statements of the Group Companies, within one hundred and twenty (120) days after the end of each fiscal year, as audited by an accounting firm approved by the Board;

(b)                                 unaudited quarterly consolidated financial statements of the Group Companies, within forty-five (45) days of the end of each fiscal quarter;

(c)                                  unaudited monthly consolidated management accounts of the Group Companies, within fifteen (15) days of the end of each month;

(d)                                 an annual business and financial plan (including the Company’s net profit and provision for loss reserves) and annual consolidated budget of the Group Companies for the each fiscal year, no later than thirty (30) days before the beginning of such fiscal year;

(e)                                  disclosure of periodic operating metrics of the Group Companies;

(f)                                   any information delivered by the Group Companies to any of the Shareholders other than such holder of the Preferred Shares; and

(g)                                  upon the written request by any holder of the Preferred Shares, such other information of the Group Companies as such holder of the Preferred Shares shall reasonably request (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to the holders of the Preferred Shares pursuant to this Article 30.4, including not limitation, the income statement, balance sheet and cash flow statement, shall be prepared in accordance with US GAAP and shall consolidate the financial results of all of the Group Companies.

30.5                        The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified IPO.

31.                               Capitalisation of Profits

31.1                        Subject to the Companies Law, the Directors may, with the authority of an Ordinary Resolution, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including a share premium account and capital redemption reserve), or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution, amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportion, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts (if any) for the time being unpaid on any shares held by such Members respectively, or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in the one way and partly in the other. Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to Members of the Company as fully paid bonus shares.

31.2                        Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such Members.

32.                               Share Premium Account

32.1                        The Board of Directors shall in accordance with the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

32.2                        There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Board of Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Law, out of capital.

33.                               Indemnity

Subject to the provisions of the Companies Law and in the absence of fraud or wilful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)                                 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or

(b)                                 is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

34.                               Notices

34.1                        Notice shall be in writing and may be given by the Company or by the person entitled to give notice to any Member either personally by electronic mail, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register of Members in respect of the share.

34.2                        Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

34.3                        Any notice, if served by (a) post, shall be deemed to have been served 5 days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served 5 days after the time when the letter containing the same is delivered to the courier or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) electronic mail, shall be deemed to have been served upon confirmation of receipt, or (d) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service provider.

34.4                        A notice may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or insolvency of a Member by sending it through the post in a prepaid letter, by airmail if appropriate addressed to them by name or by the title of representatives of the deceased or assignee or trustee of the bankrupt or insolvent or by a like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death, bankruptcy or insolvency had not occurred.

34.5                        Notice of every general meeting shall be given in the manner hereinbefore authorised to:

(a)                                 all Members who have a right to receive notice and who have supplied the Company with an address for the giving of notices to them and in case of joint holder, the notice shall be sufficient if given to the first named joint holder in the Register of Members; and

(b)                                 every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notice of general meetings.

35.                               Seal

35.1                        The Directors shall provide for the safe custody of the Seal of the Company. The Seal when affixed to any instrument shall be witnessed by a Director or the secretary or officer of the Company or any other person so authorised from time to time by the Directors or of a committee of the Directors authorised by the Directors on that behalf. The Directors may provide for a facsimile of the Seal and approve the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal has been affixed to such instrument and the same had been signed as hereinbefore described.

35.2                        Notwithstanding the foregoing, a director or officer, representative or attorney of the Company shall have the authority to affix the Seal, or a duplicate of the Seal, over his signature alone an any instrument or document required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

36.                               Winding Up

36.1                        Subject to Article 36.3, if the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company and any other sanction required by the Companies Law, divide amongst the Members in specie or cash the whole or any part of the assets of the Company whether they shall consist of property of the same kind or not and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

36.2                        Subject to Article 36.3, if the Company shall be wound up, and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid-up, or which ought to have been paid-up, at the commencement of the winding up on the shares held by them respectively. If on a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

36.3                        If a Liquidation Event occurs, distributions to the Members of the Company shall be made in the following manner:

(a)                                 Prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares of the Company, (i) each holder of the Series E Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to its Members an amount (the “Series E Preference Amount”) equal to 115% of the applicable Series E Issue Price (as said price may be adjusted for consolidations, subdivisions or the like or pursuant to Section 3.4 of the Series E Share Subscription Agreement) for each Series E Preferred Share, plus all declared but unpaid dividends and distributions on such Series E Preferred Share, and (ii) each holder of the Series D Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to its Members an amount (the “Series D Preference Amount”) equal to 115% of the Series D Issue Price (as said price may be adjusted for consolidations, subdivisions or the like or pursuant to Section 3.4 of each of the Series D Share Subscription Agreements) for each Series D Preferred Share, plus all declared but unpaid dividends and distributions on such Series D Preferred Share. If the assets and surplus funds distributable are insufficient to permit the payment for the full Series E Preference Amount and Series D Preference Amount, then the entire assets and surplus funds of the Company available for distribution to such holders shall be distributed ratably among the holders of Series E Preferred Shares and Series D Preferred Shares in proportion to the number of Series E Preferred Shares and/or Series D Preferred Shares owned by each such holder.

(b)                                 After the payment of the Series E Preferred Amount and the Series D Preferred Amount have been made pursuant to Article 36.3(a), and prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares of the Company (other than Series E Preferred Shares and Series D Preferred Shares pursuant to Article 36.3(a)), each holder of the Series C Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to its Members an amount (the “Series C Preference Amount”) equal to 115% of the Series C Issue Price (as said price may be adjusted for consolidations, subdivisions or the like or pursuant to Section 3.4 of the Series C Share Subscription Agreement) for each Series C Preferred Share, plus all declared but unpaid dividends and distributions on such Series C Preferred Share. If the assets and surplus funds distributable are insufficient to permit the payment for the full Series C Preference Amount, then the entire assets and surplus funds of the Company available for distribution to such holders shall be distributed ratably among the holders of Series C Preferred Shares in proportion to the number of Series C Preferred Shares owned by each such holder.

(c)                                  After the payment of the Series E Preferred Amount, the Series D Preferred Amount and the Series C Preferred Amount have been made pursuant to Articles 36.3(a) and 36.3(b), each holder of the Series B Preferred Shares shall be entitled to receive out of the remaining assets of the Company available for distribution to its Members, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares and Series A Preferred Shares of the Company (other than Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares pursuant to Articles 36.3(a) and 36.3(b)), an amount (the “Series B Preference Amount”) equal to 115% of the Series B Conversion Price (as said price may be adjusted pursuant to Article 15 or Section 3.4 of the Series B Share Subscription Agreement) for each Series B Preferred Share, plus all declared but unpaid dividends and distributions on such Series B Preferred Share. If the assets and surplus funds distributable are insufficient to permit the payment for the full Series B Preference Amount, then the entire assets and surplus funds of the Company available for distribution to such holders shall be distributed ratably among the holders of Series B Preferred Shares in proportion to the number of Series B Preferred Shares owned by each such holder.

(d)                                 After the payment of the Series E Preferred Amount, the Series D Preferred Amount, the Series C Preferred Amount and the Series B Preferred Amount have been made pursuant to Articles 36.3(a), 36.3(b) and 36.3(c), each holder of the Series A Preferred Shares shall be entitled to receive out of the remaining assets of the Company available for distribution to its Members, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares and any other class of shares of the Company (other than Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares pursuant to Articles 36.3(a), 36.3(b) and 36.3(c)), an amount (the “Series A Preference Amount”) equal to the higher of (i) 130% of the Series A Issue Price (as said price may be adjusted for consolidations, subdivisions or the like) for each Series A Preferred Share, plus all declared but unpaid dividends and distributions on such Series A Preferred Share, or (ii) an amount such holder of Series A Preferred Share is entitled to assuming pro rata distribution of the assets and surplus funds distributable (after payment of the Series E Preferred Amount and the Series D Preferred Amount pursuant to Article 36.3(a), the Series C Preferred Amount pursuant to Article 36.3(b), and the Series B Preferred Amount pursuant to Article 36.3(c)) among all the holders of the Preferred Shares (on an as if converted basis) and all the holders of the Ordinary Shares (for the avoidance of doubt, excluding Ordinary Shares issuable upon conversion of the Preferred Shares). If the assets and surplus funds distributable are insufficient to permit the payment for the full Series A Preference Amount, then the entire assets and surplus funds of the Company available for distribution to such holders shall be distributed ratably among the holders of Series A Preferred Shares in proportion to the number of Series A Preferred Shares owned by each such holder.

(e)                                  After the payment of the Series E Preferred Amount, the Series D Preferred Amount, the Series C Preferred Amount, the Series B Preferred Amount and Series A Preferred Amount have been made pursuant to Articles 36.3(a), 36.3(b), 36.3(c) and 36.3(d), the remaining assets and funds of the Company available for distribution to Members shall be distributed pro rata among all the holders of the Ordinary Shares (on an as-converted basis but excluding the Ordinary Shares issuable upon conversion of the Series A Preferred Shares).

(f)                                   For purposes of this Article, the holders of at least two-thirds (2/3) of the Preferred Shares may waive the treatment of a transaction as a Liquidation Event.

(g)                                  The amount deemed paid or distributed to the Shareholders of the Company upon any such Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring Person. If the amount deemed paid or distributed under this Article 36.3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board. Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                             If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                              If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)                               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the Investor Directors).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board, or by a liquidator if one is appointed.

The holders of more than fifty percent (50%) of the then issued and outstanding Series A Preferred Shares, holders of more than fifty percent (50%) of the then issued and outstanding Series B Preferred Shares, holders of more than fifty percent (50%) of the then issued and outstanding Series C Preferred Shares, holders of more than fifty percent (50%) of the then issued and outstanding Series D Preferred Shares and holders of more than fifty percent (50%) of the then issued and outstanding Series E Preferred Shares shall have the right to challenge any determination by the Board of fair market value pursuant to this Article 36.3(g), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

37.                               Amendment of Memorandum and Articles of Association

Subject to Article 19.11, the Company may alter or modify the provisions contained in these Memorandum and Articles of Association as originally drafted or as amended from time to time by a Special Resolution and subject to the Companies Law and the rights attaching to the various classes of shares (including without limitation, Article 19.10).

38.                               Registration By Way of Continuation

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken in accordance to the Companies Law to effect the transfer by way of continuation of the Company.

39.                               Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Law) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

Schedule A

40.                               RIGHT OF PARTICIPATION

40.1                        General. Each Preferred Shareholder (each a “Participation Rights Holder”) shall have the right of first refusal to participate in the subscription of any New Securities that the Company may from time to time issue after the execution date of the Shareholders Agreement (the “Right of Participation”) in accordance with this Section 40.

40.2                        Procedures.

(a)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s pro rata share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not exceeding such Participation Rights Holder’s pro rata share). If any Participation Rights Holder fails to so agree in writing within such ten (10) Business Day period, then such Participation Rights Holder shall be deemed to have forfeited the right hereunder to purchase that part of its pro rata share of such New Securities that it did not agree to purchase. For purposes of this Section 40, “pro rata share” of a Participation Rights Holder for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all Participation Rights Holders immediately prior to the issuance of New Securities giving rise to the Right of Participation.

(b)                                 Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who fully exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its pro rata share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 40.2 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

(c)                                  Failure to Exercise. Upon the expiration of the Second Participation Period and to the extent that not all New Securities have been subscribed for by the Participation Rights Holders, or in the event no Participation Rights Holder exercises the Right of Participation within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (the portion to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section40.

40.3                        Termination. The Right of Participation shall terminate upon the closing of a Qualified IPO.

41.                               TRANSFER RESTRICTIONS

41.1                        Consent Required for Transfers. None of the holders of Ordinary Shares (other than Ordinary Shares issued or issuable upon conversion of the Preferred Shares) may, directly or indirectly, transfer, sell or pledge or otherwise dispose of or permit the transfer, sale, pledge, or other disposition of (each such disposition, a “Transfer”), any Equity Securities of the Company to one or more third parties prior to the closing of a Qualified IPO without the prior written consent of holders of at least two-thirds (2/3) of the outstanding Series A Preferred Shares. For the avoidance of doubt, “third parties” for purposes of this Section 40 does not include the other Shareholders.

41.2                        Sale of Equity Securities; Notice of Sale. Subject to other provisions under this Section 41 (including Section 41.1), if any holder of Ordinary Shares (other than Ordinary Shares issued or issuable upon conversion of the Preferred Shares) proposes to Transfer any Equity Securities of the Company to one or more third parties, then such holder (the “Selling Shareholder”) shall promptly give written notice (the “Transfer Notice”) to each Preferred Shareholder and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including (i) the number of Equity Securities to be Transferred (the “Offered Shares”), (ii) the nature of such Transfer, (iii) the consideration to be paid, and (iv) the identity of the prospective transferee(s). The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

41.3                        Right of First Refusal and Right of Co-Sale.

(a)                                 Company’s Option to Purchase.

(i)                             The Company shall have the right, upon notice to the Selling Shareholder at any time within ten (10) Business Days after receipt of the Transfer Notice (the “Company Purchase Right Period”), to purchase all or any portion of the Offered Shares upon the same terms and conditions as set forth in the Transfer Notice (“Company Right of First Refusal”), and the Selling Shareholder shall, upon receipt of the notice of purchase from the Company, sell the Offered Shares to the Company pursuant to such terms. If the Company gives the Selling Shareholder notice that it desires to purchase such Offered Shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased, at a place agreed upon between the Company and the Selling Shareholder and at the time of the scheduled closing therefor, which shall be no later than thirty (30) Business Days after the Selling Shareholder’s receipt of the Company’s notice of purchase. Upon completion of the Transfer of the Offered Shares to the Company pursuant to this Section 41.3(a)(i), the Company shall procure that the Offered Shares are forthwith cancelled.

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(ii)                              If the Company has declined to purchase or failed to exercise its Company Right of First Refusal with respect to any portion of the Offered Shares in connection with a Transfer pursuant to the subsection (i) above, the Selling Shareholder shall, within five (5) Business Days after the expiration of the Company Purchase Right Period, deliver to each Preferred Shareholder a notice (the “Secondary Transfer Notice”) which shall include all of the information and certifications required in a Transfer Notice and shall in addition identify the Offered Shares with respect to which the Company has declined to purchase or failed to exercise its Company Right of First Refusal (the “Remaining Shares”).

(b)                                 Preferred Shareholders’ Option to Purchase.

(i)                             Each Preferred Shareholder who notifies such Selling Shareholder in writing within ten (10) Business Days (the “Purchase Period”) after receipt of the Secondary Transfer Notice (each such Preferred Shareholder, a “Purchasing Holder”) shall have the right, exercisable upon such written notice to the Selling Shareholder (the “Purchase and Co-Sale Notice”), to purchase up to its pro rata share of the Remaining Shares plus up to its pro rata share of any remaining Offered Shares not purchased by the Company and any other Preferred Shareholder (the “Additional Remaining Shares”) on the same terms and conditions as set forth in the Transfer Notice. For avoidance of doubt, any Preferred Shareholder who fails to so notify within ten (10) Business Days after receipt of the Secondary Transfer Notice should be deemed to have forfeited the right hereunder to purchase any Offered Shares. The Purchase and Co-Sale Notice shall state (A) whether the Preferred Shareholder desires to purchase up to its pro rata share of the Remaining Shares, (B) whether the Preferred Shareholder desires to purchase the maximum amount of its pro rata share of the Additional Remaining Shares, and (C) whether the Preferred Shareholder elects not to purchase any of the Offered Shares but wishes to sell a portion of the securities held by such Preferred Shareholder pursuant to Section 41.3(c) hereof and the number of Equity Securities to be sold (subject to Section 41.3(c)(ii) hereof). A Preferred Shareholder has the option either to purchase or to sell under this Section 41 and such right shall not be construed as an option to both purchase and sell with respect to the same Transfer.

(ii)                              Each Purchasing Holder who sets forth in the Purchase and Co- Sale Notice a desire to purchase the maximum amount of Remaining Shares available shall be entitled to purchase its pro rata share of the Additional Remaining Shares.

(iii)                               For purposes of this Section 41.3(b), each Preferred Shareholder’s pro rata share shall be equal to a fraction, the numerator of which is the number of Ordinary Shares held by such Preferred Shareholder (on an as-converted basis) and the denominator of which is the total number of Ordinary Shares held by all Preferred Shareholders (on an as-converted basis) calculated immediately prior to the time of the purchase hereunder from the Selling Shareholder, provided, however, that with respect to the Additional Remaining Shares, the denominator shall be total number of Ordinary Shares held by all Purchasing Holders that are purchasing the Additional Remaining Shares (on an as-converted basis).

(iv)                             In the event the consideration for the Offered Shares specified in a Second Transfer Notice is payable in property other than cash and the Selling Shareholder and the Preferred Shareholders who wish to purchase the Offered Shares under Section 41.3(b) hereof (acting together), cannot agree on the cash value of such property within ten (10) days after the receipt of the Second Transfer Notice, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the Selling Shareholder and such Preferred Shareholders (acting together). If they cannot agree on an appraiser within twenty (20) days after receipt of the Second Transfer Notice by such Preferred Shareholders, within a further five-day period, the Selling Shareholder and such Preferred Shareholders (acting together), shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section 41.3(b)(iv) within one (1) month from its appointment, and such determination shall be final and binding on the Selling Shareholder and such Preferred Shareholders. The cost of such appraisal shall be shared equally by the Selling Shareholder, on the one hand, and such Preferred Shareholder, on the other hand (each Preferred Shareholder shall pay its pro rata portion of such costs based on the number of Offered Shares acquired by each such Preferred Shareholder). If the Purchase Period has expired but still no determination of the value of the consideration for the Offered Shares offered by the Selling Shareholder, then such Purchase Period shall be extended to the fifth (5th) Business Day after such valuation shall have been determined to be final and binding pursuant to this Section 41.3(b)(iv).

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(c)                                  Right of Co-Sale.

(i)                             Following the expiration of the Purchase Period, each Preferred Shareholder who previously notified the Selling Shareholder in the Purchase and Co-Sale Notice of such Preferred Shareholder’s desire to sell a portion of its shares with the Selling Shareholder (such Preferred Shareholder, a “Co-Sale Participant”) shall have the right to participate in the sale of any Offered Shares that were not purchased by the Company and the Preferred Shareholders pursuant to Sections 41.3(a) and (b) hereof (the “Residual Shares”), on the same terms and conditions as specified in the Transfer Notice. To the extent one or more Preferred Shareholders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the Transfer shall be correspondingly reduced. For avoidance of doubt, the total number of Offered Shares should remain the same as which is specified in the Transfer Notice even if any Co-Sale Participant elects to exercise its right hereunder to participate in the sale of any Offered Shares.

(ii)                              Each Co-Sale Participant may sell all or any part of that number of Residual Shares equal to the product obtained by multiplying (A) the Residual Shares, by (B) a fraction, the numerator of which shall be the number of Ordinary Shares owned by such Co-Sale Participant (on an as-converted basis) and the denominator of which shall be the total number of Ordinary Shares held by all Co-Sale Participants and the Selling Shareholder (on an as-converted basis), calculated immediately prior to the time of the Transfer.

(d)                                 Transferred Shares. Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser an instrument of transfer and one or more certificates, in both cases representing:

(i)                             the series and number of securities of the Company which such Co-Sale Participant elects to sell;

(ii)                              a number of Preferred Shares which are at such time convertible into the number of Ordinary Shares which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Participant shall first convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Section 41.3(d) and the Company shall make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent upon such Transfer; or

(iii)                               a combination of the above.

(e)                                  Payment. The instrument of transfer and share certificate(s) that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Section 41.3(d) hereof shall be transferred to the prospective purchaser in consummation of the sale of the Residual Shares pursuant to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit(s) such assignment or otherwise refuse(s) to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice. The Company shall, upon surrendering of the instrument of transfer and share certificate(s) for the Preferred Shares or Ordinary Shares being transferred as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Participants of their co-sale rights under this Section 41.3.

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41.4                        Non-Exercise of Rights. To the extent that the Company and the Preferred Shareholder have not exercised their rights to purchase all of a Selling Shareholder’s Offered Shares, such Selling Shareholder together with any Co-Sale Participant shall have a period of sixty (60) days from the expiration of such rights in which to sell any remaining Offered Shares, upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall, as a condition to the effectiveness of Transfer of the Residual Shares, furnish the Company and the Preferred Shareholders with a joinder agreement in the form attached to the Shareholders Agreement as Exhibit A. In the event a Selling Shareholder does not consummate the sale or disposition of the Residual Shares within the sixty-day period from the expiration of these rights, the Preferred Shareholders’ rights under this Section 41 shall continue to be applicable to any subsequent disposition of the Equity Securities by such Selling Shareholder. Furthermore, the exercise or non-exercise by the Preferred Shareholders to purchase Offered Shares from such Selling Shareholder shall not adversely affect the Preferred Shareholders’ rights to make subsequent purchases from any Selling Shareholder of the Equity Securities to be transferred. Any proposed Transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Selling Shareholders’ shares shall again be subject to the right of the Preferred Shareholders under this Section 41 and shall require compliance by the relevant Selling Shareholder with the procedures described in this Section 41.

41.5                        Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal of the Company, and the right of first refusal and co-sale rights of the Preferred Shareholders shall not apply to (a) any Transfer or Transfers made pursuant to Section 42 below, (b) any sale or Transfer of Ordinary Shares to the Company pursuant to a repurchase right in the event of a termination of employment or consulting relationship or pursuant to the terms of the ESOP; (c) any Transfer of Equity Securities by a holder of Ordinary Shares to his spouse, children or parents (the “Shareholder Family”), trustee of any trust in which the sole beneficiaries are members of the Shareholder Family, or an entity one hundred percent (100%) owned by members of the Shareholder Family; and (d) any Transfer of Equity Securities by a Preferred Shareholder (including any Ordinary Shares issued or issuable upon conversion of the Preferred Shares); provided however, each transferee shall execute a joinder agreement in the form attached to the Shareholders Agreement as Exhibit A and deliver a copy to the Company prior to or concurrently with such Transfer.

41.6                        No Circumvention. Any attempt by a Shareholder to Transfer any Equity Securities in violation of this Section 41 shall be void and the Company shall not effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

41.7                        Legend.

(a)                                 Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

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(b)                                 The Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 41.7(a) above to enforce this Section 41. The legend shall be removed upon termination of the provisions of this Section 41.

41.8                        Term. The provisions under this Section 41 shall terminate upon the closing of a Qualified IPO.

42.                               DRAG ALONG.

42.1                        Drag-Along Rights.

(a)                                 If the holders of a majority of the Preferred Shares exercise their redemption right set forth in Article 8.4 and the Redemption Closing does not occur within six (6) months from the date that the Company receives the redemption request due to no fault on the part of such holders exercising their redemption right, then such holders of a majority of the Preferred Shares (the “Drag-Along Shareholders”) shall have the right to effect a Trade Sale at a purchase price per Ordinary Share (on an as-converted basis) of no less than one hundred and twenty percent (120%) of the then effective Series D Conversion Price ( a “Drag-Along Sale”) pursuant to the terms of this Section 42.

(b)                                 The Drag-Along Shareholders may, by requesting so in the Drag-Along Notice (as defined below), request the other Shareholders (the “Dragged Shareholders”) to, and the Dragged Shareholders, upon receiving the Drag-Along Notice, shall (i) vote, or give their written consent with respect to, all the Equity Securities held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale; (ii) transfer all of their Equity Securities to such purchaser as required in the Drag-Along Notice; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Sale; (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Sale, including amending the then existing memorandum and articles of association of the Company, and (v) pay their respective pro rata share of expenses incurred in connection with the Drag-Alone Sale; provided that the terms and conditions of the Drag-Along Sale with respect to the Dragged Shareholders shall be the same as those with respect to the Drag-Along Shareholders, including percentage of equity to be included in the Drag-Along Sale, if applicable.

42.2                        Representation and Undertaking.

(a)                                 Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as set forth in the Drag-Along Notice. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such Dragged Shareholders; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound.

(b)                                 Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party, which are required to be obtained or made in connection with the Drag-Along Sale.

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42.3                        Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag- Along Shareholders wish to exercise their rights under this Section 42, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the proposed purchasers; (ii) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (iii) the Drag-Along Sale Date; (iv) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; (v) the nature and the structure of the Drag-Along Sale, and (vi) the number of shares of the Dragged Shareholders to be included in the Drag-Along Sale (if any).

42.4                        Transfer Certificate. On the Drag-Along Sale Date, to the extent the Drag-Along Sale is structured as an equity transfer transaction, each of Drag-Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Equity Securities to be included in the Drag-Along Sale, duly endorsed for transfer, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

42.5                        Payment. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale, to the extent the Drag-Along Sale is structured as an equity transfer transaction, and, in either case they fail to deliver instrument of transfer and certificates evidencing their shares as described in this Section 42, they shall for all purposes be deemed no longer to be a Shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a Shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such Shareholders.

42.6                        Term. The provisions under this Section 42 shall terminate upon the closing of a Qualified IPO.

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